Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Goldman Sachs BDC, Inc. (the “Company”) for the quarter ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Brendan McGovern, as Chief Executive Officer of the Company, and Jonathan Lamm, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2015

/s/ Brendan McGovern
Brendan McGovern
Chief Executive Officer
(Principal Executive Officer)

Date: November 5, 2015

/s/ Jonathan Lamm
Jonathan Lamm
Chief Financial Officer
(Principal Financial Officer)